New Frontier Energy, Inc. Over the Counter Bulletin Board Trading Symbol: NFEI

This document may contain forward-looking statements including declarations regarding New Frontier Energy, Inc. and it's future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.

Coal Bed Methane Gas Exploration/Development Slater Dome Field/Coal Bank Draw Project Location Colorado Wyoming Border (16 miles east of Baggs, WY) 32,000 acres under lease Carbon County (WY) Moffat County (CO) Potential 200 BCF * Nine wells currently in place Engineering to Support (Questa) 2.5 MMCF tested - 2,500 MCF/day Four well drilling program slated for 2005 Anticipate 1.2 BCF per per well Total Drilling program 200 Wells 5-10 Years Program - 20-40 Wells per year

A t l a n t i c R i m M a p Slater Dome Double Eagle Cow Creek Field Yates Clayton Williams Anadarko Coal Units Sierra Madre Field Merit

One of Eight Known Gas Seeps In Prospect Area

Gas Gathering Line 18 Miles Slater Dome to Questar tap at Baggs Questar Tap Slater Dome Field Gas Gathering Line

Gas Gathering Pipeline Construction of the gas gathering sales line has been completed and gas sales have commenced. NFEI is a major interest holder in the gas gathering line.

Compressor and Gathering Site

Questar Tap and Meter Site

Current Status Gathering line in place and operational. Producing gas from six of eight coal bed methane wells. Producing gas from one conventional sand well. Locations built for four new wells. Preparing to produce Coal Bank Draw well. Waiting on drilling rig to commence drilling operations August 2005. Purchasing additional acreage in AMI

Drilling Rig @ Brownlee #24-1

Gas Flare @ Robidoux 23-13 CBM

Project Potential Drill the Iles coal seam on 80 acre spacing from Slater Dome to the Sierra Madre field. Approximately 200 potential locations. 20-40 wells per year @ $400,000/well. ..5 to 1.5 BCF gas per well. Potentially 100 to 200 BCF gas from Iles coals.

Atlantic Rim Map Slater Dome Double Eagle Cow Creek Field Yates Clayton Williams Anadarko Coal Units Sierra Madre Field Merit

Atlantic Rim Average Daily Gas From the Williams Fork Coals (Double Eagle/Anadarko)

Slater Dome Williams Fork Coals Slater Dome Williams Fork Coals 78' lower Williams fork coals. 73-82 Scf/ton gas content sample cuttings. ..59 Vitrinite reflectance. High Vol B coal rank. Equivalent to Atlantic Rim Coal gas production. 51 (mD) permeability. ..44 psi reservoir pressure gradient. Moffat Cnty 23-13-89 #2 7 MCFGPD

New Frontier Energy, Inc. AMI, Acreage, Prospect Area and 207 Iles Coal Locations. Yates F.U Coal Potential Anadarko Units Clayton Williams Slater Dome Coal Bank Draw Merit Sierra Madre Field Savery Field

Additional Project Goals Drill and develop the Almond coals, Williams Fork coals, and the upper Iles coal through the project area. Drill conventional sand wells on structures identified by the coal wells and Seismic. Drill Fractured Niobrara Formation along King Solomon Fault.

Local Competition Anadarko. 400,000 acres and 9 units in the area, 70 producing or SI coal wells. Double Eagle Petroleum. 90,000 net acres 21 producing Williams Fork coal bed methane wells at the Cow Creek Field (25 Mile NW of Slater Dome). Clayton Williams. 70,000 acres, spuding deep test in 05' with shallow coal tests in 06.'

Local Competition Yates Petroleum - 80,000 acres along the Cherokee Ridge and Fort Union Coal Fairway Merit Energy Fort Union Coal production at South Baggs/West Side Canal

Environmental Compliances Produced water quality sampling , monitoring and reporting. Underground injection control permits (UIC). Wyoming Oil & Gas Conservation Commission (WYOGCC) approved evaporation pit.

Water Tanks and Water Transfer Pumps

Water Disposal Well and Injection Facility 12,000 BWPD Capability

Environmental Compliance Water Disposal Surface Evaporation Pit At State 34-13-89 #1

Technology 3-D seismic. Help identify individual structures both shallow and deep. Help identify fault systems for increased fracturing and cleating. Horizontal drilling. Help isolate individual coal seams with increased gas content. Eliminate the need for fracturing coal seams. Helps eliminate produced water from vertical fracturing.

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Robidoux 13-15 Well Location

Additional Company Goals Close on one significant natural gas asset acquisition. Add existing production. Build cash-flow. Add proven reserves. Add proven undeveloped reserves. Explore and develop our own oil and gas exploration projects. Move to NASDAQ Small Cap Market

Market for Common Equity and Related Stockholder Matters Stock traded on the OTC bulletin board. Pricing of our common stock for last four quarters. High bid since June 1, 05 $1.74. 1725 shareholders of record not including shares held in street name.

New Frontier Energy Contacts Business Paul Laird, CEO/President (303) 730-9994 plaird@nfeinc.com Financial Les Bates, CFO (303) 730-9994 lbates@nfeinc.com Technical Jubal S. Terry, Exploration Manager (303) 730-9994 or (720) 974-6090 jterry@nfeinc.com Grant Gaeth, Director/Geologist (303) 730-9994 ffaeth@nfeinc.com Investor Information Investorinfo@nfeinc.com Website WWW.nfeinc.com